Exhibit 107
CALCULATION OF FILING FEE TABLE
Form F-3
(Form Type)

OceanPal Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c)	102,960,728 (2)	$1.38(3)	$142,085,805	$0.00013810	$19,622.05
Fees Previously Paid				—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts					$142,085,805		$19,622.05
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$19,622.05

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of shares of OceanPal Inc.’s common stock, $0.01 par value per share (the “Common Stock”), which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2)
The shares of Common Stock will be offered for resale by the selling stockholders pursuant to the prospectus contained in the registration statement to which this exhibit is attached. The registration statement registers the resale of an aggregate of 102,960,728 shares of Common Stock, which consists of (i) 27,750,410 outstanding shares of Common Stock, and (ii) 75,210,318 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on Nasdaq Capital Market on November 24, 2025 of $1.3751 per share.